Exhibit 99.1

ProPhase Labs Announces Special Cash Dividend

Anticipates Record Q4 2021 and Q1 2022 Revenues and Profits

Garden City, NY, February 16, 2022 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified biotech and genomics company, announced today that its Board of Directors has declared a special cash dividend in the amount of $0.30 per share on its common stock, payable on March 10, 2022 to stockholders of record as of March 1, 2022.

“Given our strong projected financial performance in net income and EBITDA for the fourth quarter of 2021, which will in turn yield significant net income and EBITDA for the full year of 2021, we believe it is appropriate to return a portion of the capital generated from operations in the form of a special cash dividend to our stockholders. We are also projecting strong financial performance and significant year over year growth in net income and EBITDA for the first quarter of 2022,” said Ted Karkus, the Company’s Chairman and Chief Executive Officer. “I would like to personally thank our stockholders for their unwavering support and loyalty.”

“This dividend demonstrates our commitment to returning cash to our stockholders when significant cash flow is generated, as we have done from time to time in the past. In the meantime, we remain well positioned for future growth with ample liquidity for strategic opportunities that may arise,” concluded Mr. Karkus.

About ProPhase Labs

ProPhase Labs (Nasdaq: PRPH) (“ProPhase”) is a diversified biotech and genomics company that seeks to leverage its CLIA lab services to provide whole genome sequencing and research direct to consumers and build a genomics data base to be used for further research. The Company continues to provide traditional CLIA molecular laboratory services, including COVID-19 testing.

ProPhase Precision Medicine, Inc. focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic testing can help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression.

ProPhase Diagnostics offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including state-of-the-art polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19). Critical to COVID-19 testing, ProPhase Labs provides fast turnaround times for results. ProPhase Diagnostics also offers best-in-class rapid antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing.

ProPhase Global Healthcare, Inc. was formed to seek to expand the Company’s SARS-CoV-2 (COVID-19) testing into other countries and to pursue additional healthcare-related initiatives.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements, including dietary supplements under the TK Supplements® brand.

ProPhase actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including statements regarding projected financial results for the fourth quarter and full year of 2021 and first quarter of 2022 and our liquidity for future strategic transactions. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to the scale, scope and duration of the COVID-19 pandemic (including the emergence of COVID-19 variants), consumer demand for our COVID-19 testing and other lab processing services, general economic conditions, the competitive environment, our failure to obtain and maintain necessary regulatory approvals, our ability to continue to ramp up our labs’ testing capacity and execute on our business plan, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Investor Relations Contact:

Matt Blazei

Managing Director

CORE IR

516-386-0430

mattb@coreir.com